UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EQT Corporation may send the following letter to its shareholders from time to time:

EQT Corporation

RE:  2019 ANNUAL MEETING OF SHAREHOLDERS

July 10, 2019

Dear Shareholder:

Please accept our thanks for sending in your Gold Universal Proxy Card.

To avoid any possible dispute as to the validity of your proxy for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed additional Gold Universal Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience.  This Gold Universal Proxy Card will automatically revoke any previously granted proxy when it is returned.

☐

Your previous Gold Universal Proxy Card was unsigned. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

☐	Your previous Gold Universal Proxy Card was undated. (Please date, sign and return the enclosed Gold Universal Proxy Card in the enclosed envelope.)

☐

Your previous Gold Universal Proxy Card omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

☐

Your previous Gold Universal Proxy Card, as signed, did not conform to the name shown on the proxy. (Please date and sign the enclosed Gold Universal Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate his/her capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

☐

Your previous Gold Universal Proxy Card was not signed by all joint owners. (If shares are registered in the name of more than one person, each such person should sign the enclosed Gold Universal Proxy Card. If a joint tenant is deceased, please indicate that you are the surviving joint owner.)

☐	Your previous Gold proxy, as marked, did not clearly specify your instructions. Please sign, date and clearly mark your Gold Universal Proxy Card.

☐	Other

Since time is of the essence, we encourage you to vote your shares by telephone or Internet by following the simple instructions on the enclosed Gold Universal Proxy Card.  Otherwise, we would greatly appreciate your signing, dating and returning the enclosed Gold Universal Proxy Card as soon as possible in the envelope provided. If you have any questions, please call Innisfree M&A Incorporated, the firm assisting us, toll-free at (877) 687-1866.   Once again, we greatly appreciate your support.

Sincerely,

EQT Corporation

Important Information

EQT Corporation (the Company) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the SEC) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.